SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2007 (September 11, 2007)
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SINOFRESH HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

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Florida	0-49764	65-1082270
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

516 Paul Morris Drive
Englewood, Florida 34223
(Address of principal executive offices, zip code)

(941) 681-3100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 11, 2007, SinoFresh Healthcare, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with a group of accredited investors (the “Buyers”) for the issuance of an aggregate of 3,333,750 shares of the Company’s common stock (the “Common Stock”) via the conversion of certain convertible debentures issued by the Company (the “Debentures”) having a face value of $666,750.

The Buyers acquired the convertible debentures from third party investors through a private sale on August 24, 2007.  As part of the Agreement, the Company and the Buyers have agreed to fix the conversion private at $.20 and convert the Debentures into shares of Common Stock at a rate of $0.20 per share.

Upon the conversion of the Debentures and receipt of the Common Stock, all rights, liabilities and obligations of the Company and the Buyers under the Debentures will be terminated.

The Company is relying on the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended with respect to the transactions described herein.

Item 3.02.  Unregistered Sales of Equity Securities.

See Item 1.01 of this Current Report.

Item 9.01. Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

10.1	Securities Purchase Agreement, dated September 11, 2007, between the Company and a group of accredited investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINOFRESH HEALTHCARE, INC.

Date: September 17, 2007	By:	/s/ Charles A. Fust
Charles A. Fust
Chairman & Chief Executive Officer